WILLAMETTE INDUSTRIES, INC.
                                                          First Interstate Tower
                                                          Portland, Oregon 97201

J. A. Parsons
Executive Vice President
                                August 13, 1999
                                AIRBORNE #4511518244


Bank of American National Trust
and Savings Association
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, CA  94103

Attn:  Mr. Carl F. Fye

Dear Mr. Fye:

In accordance with Article 10.02 of our loan agreement, dated May 10, 1996, Willamette Industries, Inc. hereby gives notice of its intent to permanently reduce the revolving commitment by $200,000,000 in accordance with Article 2.07(b), effective August 23, 1999.

Accordingly, on that date, the total committed line will be as follows:

     Revolving commitment before reduction        $650,000,000
     Reduction                                     200,000,000
                                                  ------------
     New revolving commitment amount              $450,000,000
                                                  ============

                                   Sincerely,



                                   J. A. Parsons

JAP/dlw

bcc  Duane McDougall
     Greg Hawley
     Greig Goddard